* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2 or Rule 406.

                   JOINT DEVELOPMENT AND LICENSE AGREEMENT

This Agreement with the attached Appendices "A" through "E" (collectively referred to as the "Agreement") is made effective as of August 14, 2001 ("Effective Date") between Texas Instruments Incorporated, a Delaware corporation with a principal place of business at 12500 TI Boulevard, Dallas, TX 75243 ("TI") and Ramtron International Corporation, a Delaware corporation with a principal place of business at 1850 Ramtron Drive, Colorado Springs, CO 80921 ("Ramtron").

In consideration of the mutual promises contained herein, the parties agree as follows:

1.  DEFINITIONS

    1.1 "Confidential Information" shall mean any information disclosed by one party to another under this Agreement, (i) which information is either disclosed in writing and marked as "proprietary", "confidential" or with a similar legend, or (ii) which is disclosed in any other manner and is identified as confidential at the time of disclosure and is summarized in a written memorandum to the receiving party within ten (10) days of the disclosure, or (iii) which is obtained or observed by Ramtron employees while working in TI facilities and which information was known or reasonably should have been known by such employees to be the confidential information of TI, its customers, contractors or others with whom TI has a business relationship, or (iv) which is obtained or observed by TI employees while working in Ramtron facilities and which information was known or reasonably should have been known by such employees to be the confidential information of Ramtron, its customers, contractors or others with whom Ramtron has a business relationship. "Confidential Information" includes the trade secrets of either party and the Development Trade Secrets, so long as the party with ownership rights in such trade secrets maintains them as confidential.

    1.2  "Party(ies)" means TI and/or Ramtron, as the case may be.

    1.3 "Subsidiary" of a Party means any corporation, company or other entity in which fifty percent (50%) or more of the outstanding shares of stock or ownership interest then entitled to vote for the election of directors or managers is owned or controlled by such Party, directly or indirectly, now or hereafter during the term of this Agreement. Any corporation, company or other entity, which would at any time be a Subsidiary of a Party, by reason of the foregoing, shall be considered a Subsidiary of such Party for the purposes of this Agreement only so long as the ownership or control, directly or indirectly, by such Party, meets the conditions set forth above.

                                    Page-1

    1.4  "Ramtron Entity(ies)" means Ramtron and/or a Subsidiary of Ramtron.

    1.5  "TI Entity(ies)" means TI and/or a Subsidiary of TI.

    1.6 "Patents" means patents (including reissues and re-examination certificates), utility models, and applications therefore, in all countries of the world, which convey legally enforceable rights.

         A. Patents includes any patent which expired prior to the Effective Date but which, at any time during the term of this Agreement, has legally enforceable rights applicable to acts performed prior to the Effective Date.

         B. Patents includes applications for patents and utility models which have been published for opposition, such as a Japanese "Kokouku".

    1.7 "Ramtron Patents" means Patents (i) which, at any time during the term of this Agreement, any Ramtron Entity owns or controls, and
         (ii) under which any Ramtron Entity has the right to grant releases or licenses, of the scope granted herein. Ramtron Patents are also deemed to include any Patent (i) resulting from a patent application filed, in any country in the world, prior to five (5) years after the termination of this Agreement, and (ii) which includes one or more claims that covers the layout of, structure of, process for making or using, equipment for fabricating, package for, testing of, or circuitry relating to, an FRAM.

    1.8 "Ramtron-Participation Patents" means Patents covering inventions developed or made by one or more employees, agents or independent contractors of any Ramtron Entity (including employees of a Ramtron Entity temporarily dispatched to, assigned to, or otherwise participating in any project with, or placed on the payroll of, any third party), singly, or jointly with a third party, in any case, where approval or consent by an entity other than a Ramtron Entity is required prior to granting a release or license hereunder.

         Ramtron-Participation Patents shall not include any Patent whose inclusion could result in the payment of royalties or other consideration by any Ramtron Entity to third parties, unless such payment is made to a Ramtron Entity or to a third party for inventions made by such third party while employed by a Ramtron Entity.

    1.9 "Ramtron Know-How" means, except where precluded by a prior agreement with a third party, all trade secrets and other information owned or licensable by any Ramtron Entity relating to FRAM (i) design, (ii) test, (iii) fabrication, (iv) circuit layout, (v) packaging, (vi) assembly, (vii) operation, (viii) devices, (ix) structure, (x) processing equipment, (xi) manufacturing equipment, (xii) test equipment or (xiii) processing.

                                    Page-2

   1.10 "Ramtron IP" means Ramtron Patents, Ramtron-Participation Patents, and Ramtron Know-How.

   1.11 "TI Patents" means only the patents and patent applications listed in Appendix E and any continuations, divisionals, reissues, reexaminations, continuations-in-part, or any other patent or patent application, filed anywhere in the world, which ultimately claims priority to any of the patents or patent applications listed in Appendix E. TI Patents also includes Development Patents.

   1.12 "TI Know-How" means, except where precluded by a prior agreement with a third party, all trade secrets and other information owned or licensable during the term of this Agreement by any TI Entity specifically relating only to FRAM (i) fabrication, (ii) packaging,
         (iii) assembly, (iv) operation, (v) devices, (vi) structures, (vii) processing equipment, or (viii) manufacturing equipment. TI Know-How includes Development Trade Secrets.

   1.13  "TI IP" means TI Patents and TI Know-How.

   1.14 "Development IP" means any Patents ("Development Patent(s)"), conceived and/or reduced to practice by employees and/or contractors of any TI Entity and/or Ramtron Entity during the term of this Agreement and in furtherance of the Statement of Work (Appendix A). Development IP also includes any trade secrets and other information ("Development Trade Secrets") created by employees and/or contractors of any TI Entity and/or Ramtron Entity during the term of this Agreement and in furtherance of the Statement of Work (Appendix A).

   1.15 "Ramtron Products" means only stand-alone FRAM memory, including clock circuitry, circuitry consisting of no more than 30,000 transistors, and circuitry necessary for the reading from, writing to, and erasing of bits from the FRAM memory. Ramtron Products do not include FRAM devices formed on a semiconductor substrate common with a digital signal processor, a microprocessor, a microcontroller, or any other circuitry having more than 30,000 transistors. However,
         after     **          following the Qualification Date, Ramtron
         Products include FRAM memory, only for use in non-automotive applications, formed on a semiconductor substrate common with a
         microcontroller                            **                    ,
         the microcontroller is limited such that it:

         1.15.1  utilizes a wordwidth of no more than 8-bits;

         1.15.2  does not have a saturation arithmetic mode or instruction;

         1.15.3 is not capable of completing the operation of accessing at least two memory operands during a single processor clock cycle;

                                    Page-3

         1.15.4 does not have a memory address generation unit that is capable of performing circular addressing that supports more than two buffer sizes or is capable of performing bit-reverse addressing for a data array larger than eight (8), where a data array larger than eight (8) is a list of at least eight
                 (8) values stored in at least eight (8) consecutive memory locations; and

         1.15.5 is not marketed using literature that characterizes it as a digital signal processor or DSP or that is otherwise marketed as such.

   1.16 "TI Product(s)" means (i) semiconductor material (whether in unprocessed form or including electrical circuitry as a part thereof) for use in discrete semiconductor devices or integrated circuits (whether in wafer form, as a hybrid integrated circuit, as a SIMM, or in packaged form); (ii) discrete semiconductor devices such as a transistor or diode implemented on a single piece of semiconductor material, with or without packaging or housing; (iii) integrated circuits (including, but not limited to, microcomponent integrated circuits, digital logic integrated circuits, analog integrated circuits, memory integrated circuits, digital signal processors, and any combinations thereof on a single chip or multiple chips within a single package) with or without packaging or housing; and (iv) any product which includes a combination or aggregation of two or more of the foregoing. TI Product(s) does not include stand-alone Dynamic Random Access Memory Devices ("DRAM").

   1.17 "Product(s)" means Ramtron Products with respect to Ramtron and TI Products with respect to TI, as the case may be.

   1.18 "Test Equipment and Systems" means any aggregate of instrumentalities of a design primarily adapted for use in the examination, analysis, measurement, detection, recording or indication of one or more characteristics or properties of TI Products.

   1.19  "Qualification" means the successful Product Qualification testing of
         TI's driver product for embedded FRAM technology using the     **
         during the term of this Agreement. Product Qualification testing includes operating life testing, temperature cycling, moisture testing, write/erase endurance testing, and other standard tests utilized in the semiconductor device manufacturing industry.

   1.20 "Qualification Date" means the date on which Qualification is successfully completed.

   1.21 "Planned Qualification Date" means the date on which Qualification is planned to be successfully completed. The Planned Qualification
         date is     **      but is subject to modification solely by TI and
         with notification to Ramtron.

                                    Page-4

   1.22 "FRAM" means devices that utilize polarization states on the hysteresis curve of ferroelectric material.

2.  SCOPE OF AGREEMENT

The parties wish to work together to create, evaluate and demonstrate low-voltage, non-volatile FRAM embedded within conventional silicon integrated circuits, with the goal of developing and demonstrating a manufacturing-compatible ferroelectric module using TI's technology platform. Ramtron has done work on FRAM technology and owns certain ferroelectric patents. TI has also done work on FRAM technology and owns certain patents needed to produce the ferroelectric module to be developed under this agreement. The development work to be performed under this Agreement is specifically described in Appendix A and any future mutually agreed amendments or additions thereto. Resource plans for achieving the work under this Agreement are set forth in Appendix B and any future mutually agreed amendments or additions thereto. Much of the work under this Agreement will be performed at TI's facilities and Ramtron will provide engineers who will reside in Dallas during the development project, as described in Appendix B. Such Ramtron employees will abide by all TI policies and procedures that are applicable to them, including all security and safety procedures as TI deems necessary. After the
first two six-month periods in which TI will pay Ramtron      **
             **                      for each period so as to utilize Ramtron
employees as specified in Appendix B, Ramtron may, at its own expense, retain no more than five (5) of its employees at TI's facilities in Dallas, except as otherwise specified in this Agreement. TI reserves the right to reasonably deny access to any TI facility by one or more of these Ramtron employees.

Subject to the licenses granted herein and the confidentiality provisions of
Article 10 and to the extent that a Party is not precluded by agreements with third parties, each party will convey to the other party all technical information that is relevant to the development effort, as described in Appendix A. Ramtron warrants that there are no third party agreements which would prevent, or impede the purpose of this Agreement. Additionally, Ramtron warrants that it has informed TI, in writing, of all third party agreements which may prevent or impede the transfer of Ramtron Know-How to TI.

Ramtron recognizes the on-going joint development efforts, relating to FRAM,
of TI and           **             .  Ramtron agrees to use reasonable
best efforts to enter into a license/joint development agreement under fair
and reasonable terms with      **     upon      **         request.

3.  PROGRAM MANAGERS

The parties designate the following persons as their respective "Program Managers" for the purposes of administration of the development work to be done under this Agreement:

     TI:                                  RAMTRON:
              **                                        **

                                    Page-5

Program Managers shall not have the authority to modify or change the requirements set forth in any Appendix hereto. Each party may re-designate its Program Manager upon written notice to the other.

4.  RELEASES

    4.1 Each Ramtron Entity releases, acquits and forever discharges each TI Entity from any and all claims or liability for infringement or alleged infringement of any Ramtron Patents, with respect to performance by such TI Entity, prior to the Effective Date of acts which, if performed on or after the Effective Date, would be acts licensed hereunder.

    4.2 Each Ramtron Entity waives any and all claims, which it itself may have against any TI Entity, based on infringement or alleged infringement of any Ramtron-Participation Patent, due to performance, by such TI Entity, prior to the Effective Date, of acts which, if performed on or after the Effective Date, would be acts licensed hereunder, and each Ramtron Entity agrees to release each TI Entity from any and all such claims to the extent such Ramtron Entity has the legal right.

    4.3 Each TI Entity releases, acquits and forever discharges each Ramtron Entity from any and all claims or liability for infringement or alleged infringement of any TI Patents, with respect to performance by such Ramtron Entity, prior to the Effective Date of acts which, if performed on or after the Effective Date, would be acts licensed hereunder.

5.  PATENT AND TECHNOLOGY LICENSES

    5.1 Each TI Entity grants and agrees to grant to each Ramtron Entity non-exclusive licenses, under any TI Patents, to make Ramtron Products. Each TI Entity further grants and agrees to grant to each Ramtron Entity non-exclusive licenses, under any TI Patents, to use, lease, sell, offer for sale, import, and otherwise dispose of Ramtron Products made only by a Ramtron Entity. The licenses to make Ramtron Products shall include the right, under any TI Patents, for any Ramtron Entity to use manufacturing methods and processes, and business methods and processes, and shall further include the right, under any TI Patents, to use manufacturing equipment, business equipment, and Test Equipment And Systems, made by any Ramtron Entity or any other party.

                                    Page-6

    5.2 Each Ramtron Entity grants and agrees to grant to each TI Entity non-exclusive licenses, under any Ramtron Patents, to make TI Products. Each Ramtron Entity further grants and agrees to grant to each TI Entity non-exclusive licenses, under any Ramtron Patents, to use, lease, sell, offer for sale, import, and otherwise dispose of TI Products made only by a TI Entity. The licenses to make TI Products shall include the right, under any Ramtron Patents, for any TI Entity to use manufacturing methods and processes, and business methods and processes, and shall further include the right, under any Ramtron Patents, to use manufacturing equipment, business equipment, and Test Equipment And Systems, made by any TI Entity or any other party.

    5.3 To the extent that each Ramtron Entity has the legal right (or can obtain such right through the exertion of commercially reasonable efforts), it hereby agrees to grant to each TI Entity non-exclusive licenses, or sublicenses, under any Ramtron-Participation Patents, to make TI Products, and to use, lease, sell, offer for sale, import, and otherwise dispose of TI Products made only by a TI Entity. The licenses and sublicenses to make TI Products shall include the right, under any Ramtron-Participation Patents, for any TI Entity to use manufacturing methods and processes, and business methods and processes, and shall further include the right, under any Ramtron-Participation Patents, to use manufacturing equipment, business equipment, and Test Equipment And Systems, made by any TI Entity or any other party.

    5.4 The licenses provided in this Article 5 under TI Patents, Ramtron Patents, and Ramtron-Participation Patents shall remain in full force and effect, except as provided in Article 11 (Termination Provisions), for the lives of the respective Patents.

    5.5  Each Party shall ensure that each of its Subsidiaries ("Granting
         Subsidiary"),         **            except as otherwise may be
         provided in this Agreement, grants to the other Party and its Subsidiaries, the releases, waivers and licenses which the Granting Subsidiary is required to provide herein. If a Party fails to so ensure, that Party shall indemnify and hold harmless the other Party and its Subsidiaries, and their customers, against any and all costs or damages incurred as a result of, or in defending against, any claim of patent infringement asserted by the Granting Subsidiary, including, but not limited to, damages based on a reasonable royalty or lost profits, consequential damages, and attorney's fees and expenses.

                                    Page-7

    5.6 (a) With respect to the licenses granted hereunder, each such license:

              (i) does not include the right of a TI Entity or a Ramtron Entity, as the case may be (a "Licensed Party"), to make or have made TI Products or Ramtron Products (respectively), either in finished or semifinished form (by way of example, "semifinished form" includes (1) semiconductor wafers at any stage of their manufacture, (2) foundry services and
                   (3) assembly services), for, or for sale to, any third party to use, lease, sell, offer for sale, import, or otherwise dispose of such Products under the trademark, trade name, or other commercial indicia of such third party, in any instance where the manufacturing drawings and specifications are originated by or on behalf of such third party. In the event of any such activity by a Licensed Party, the exclusive remedy for the other Party, for any claim of patent infringement, shall be against such third party. The foregoing in this Article 5.6(a)(i) notwithstanding, in any instance in which such Products are application-specific or customer-specific integrated circuits (ASICs or CSICs), which are substantially comprised of the Licensed Party's ASIC or CSIC preconfigured cells, whether macro or primitive, characterized to the Licensed Party's process, the licenses granted hereunder to the Licensed Party shall be extended to such Products.

             (ii) does include the right to have a third party make Products either in finished or semifinished form (by way of example, "semifinished form" includes (1) semiconductor wafers at any stage of their manufacture, (2) foundry services and
                   (3) assembly services), for the sole account of a Licensed Party, but only if (a) said Products are to be sold, offered for sale, used, imported, leased or otherwise disposed of by the Licensed Party under the trademark, trade name, or other commercial indicia of the Licensed Party, (b) the Licensed Party provides its standard patent indemnities and product warranties (that it would provide for the same or similar products manufactured in its own facilities) for any of said Products sold, offered for sale, imported, leased or otherwise disposed of by the Licensed Party, and (c) said Products are made by the third party using manufacturing drawings and specifications
                   (1) originated or owned by the Licensed Party, (2) originated by any third party specifically and exclusively for the Licensed Party, (3) licensed to the Licensed Party, or (4) which the Licensed Party has the legal or contractual right to so utilize; provided, however, that

                                    Page-8
                   such right shall not extend to standard off-the-shelf products of such third party, nor to products originally designed or sold by such third party and to which only minor revisions are made to conform to specifications of a Licensed Party.

         (b) Notwithstanding anything in Article 5.6(a)(ii) to the contrary, the licenses granted hereunder to TI include the right of TI to use, lease, sell, offer for sale, import, and otherwise dispose of standard off-the-shelf products of any third party; provided that: (1) such products are used, leased, sold, offered for sale, imported, or otherwise disposed of under the trademark, trade name, or other commercial indicia of the Licensed Party, and (2) the provisions of Article 7 are complied with fully.

         (c) Except as provided otherwise in Articles 5.6(a)(ii) and 5.6(b), the licenses granted hereunder to a Licensed Party:

              (i) do not include any right for the Licensed Party to act as a sales agent, commission agent, broker or factor of products made by third parties; and

             (ii) do not include any right for a Licensed Party to act as a distributor or reseller of products made by third parties.

    5.7 To the extent contractually permitted, each Party ("Non-asserting Party"), on behalf of itself and its Subsidiaries, agrees not to consent, assent, or agree to any suit or assertion by any unrelated third party against the other Party, or any of the other Party's Subsidiaries, under any patent that is jointly owned by or controlled by or commonly assigned to the Non-asserting Party and such third party.

    5.8 Unless specifically and unambiguously provided for in this Agreement, this Agreement does not grant nor convey any licenses, direct or implied, under any patents, copyrights, trademarks, service marks, trade names, trade dress, or trade secrets.

    5.9 If required by the law of any country to effectuate the terms of this Agreement, each Party shall have the right to sublicense any of its Subsidiaries.

   5.10 Specifically excluded from the grants of licenses hereunder is the right to grant sublicenses, other than to a Party's Subsidiary as provided under Article 5.9.

   5.11 Each Ramtron Entity hereby grants and agrees to grant to each TI entity a non-exclusive license to use Ramtron Know-How to make and have made TI Products.

                                    Page-9

   5.12 Each TI Entity hereby grants and agrees to grant to each Ramtron Entity a non-exclusive license to use TI Know-How to make and have made Ramtron Products.

   5.13 The licenses provided in this Article 5 under TI Know-How and Ramtron Know-How shall remain in full force and effect beyond the expiration of this Agreement, except as provided in Article 11 (Termination Provisions).

   5.14 Specifically excluded from the grants of licenses hereunder is any license, direct or implied, under the U.S. Semiconductor Chip Protection Act 1984 or other corresponding legislation of any other country.

   5.15 Each Party on behalf of itself and its Subsidiaries hereby grants an individual immunity from litigation under any Patents owned or controlled by such Party or any of its Subsidiaries, to each of the other Party, its Subsidiaries, their customers and their vendors, for inducement or contributory infringement.

6.  OWNERSHIP

    6.1 Ramtron hereby assigns all right, title and interest in and to any Development IP to TI, and all Development IP shall be the exclusive property of TI. Other than as specified herein, the Development IP shall be deemed TI proprietary information and shall not be disclosed to anyone outside of TI, or used by Ramtron or others without the prior written consent of TI.

    6.2 All right, title and interest, including any copyright, in any article, paper, treatise, computer program or report prepared by Ramtron pursuant to this Agreement, or which discusses the work performed hereunder or the results thereof ("Written Data") shall be deemed to have been automatically transferred to TI from the date of
         inception thereof.   Upon TI's request, Ramtron shall execute any
         document and render such other assistance as reasonably necessary to perfect the full right, title and interest worldwide in the Written Data, including formal conveyance of copyright. Written Data shall not be published or submitted for publication by Ramtron without the prior written approval of TI.

    6.3 During the period of this Agreement and thereafter at any reasonable time when called upon to do so by TI, Ramtron shall execute patent applications, patent assignments to TI, and other related papers, and agrees to render such other assistance that TI believes necessary to secure for TI the full protection and ownership of all rights worldwide in and to Development IP developed pursuant to this Agreement, including patent rights and copyrights by or for Ramtron singly or jointly with TI. The filing of patent applications on Development IP shall be decided by TI and shall be for such countries as TI shall elect. TI shall bear all the expense in connection with the preparation, filing and prosecution of applications for patents related to Development IP.

                                    Page-10

7.  COMPENSATION, OBLIGATIONS, AND PAYMENT TERMS

    7.1  Upon execution of this Agreement, TI shall pay Ramtron     **
                **           in consideration of the licenses to Ramtron
         IP granted hereunder, and                **
                 **     in consideration of the initial six month period of
         this Agreement during which Ramtron engineers will provide services in furtherance of the work set forth in Appendix A and supported by the resources as set forth in Appendix B.

    7.2 As further consideration for the licenses granted to TI hereunder, TI shall elect one of the following options (the "Additional Compensation"). TI shall provide notice of its election to Ramtron on a date ("Notice Date") twelve (12) months prior to the Planned Qualification Date, with the understanding that the Planned Qualification Date is subject to change by TI. Therefore, TI will provide notice when it expects no further changes to the Planned Qualification Date, but Ramtron understands that further changes to the Planned Qualification Date may occur.

         7.2.1  At any time prior to or upon providing the notice described in
                Article 7.2 above, or in accordance with the termination provisions set forth in Article 11, TI shall pay to Ramtron
                an additional sum of           **                    ; OR

         7.2.2 On or about the Qualification Date, TI shall provide foundry services, in accordance with the terms in Article 9 below, for
                a period of no more than         **          following the
                Qualification Date.  Following such    **    period, TI will
                transfer technology to Ramtron as described in Appendix D; OR

         7.2.3 On or about the Qualification Date, TI shall provide foundry services, in accordance with the terms in Article 9 below, for
                a period of no more than     **      and, following such
                      **   period, shall pay to Ramtron an additional sum of
                            **                ; OR

         7.2.4 On or about the Qualification Date, TI shall provide foundry services, in accordance with the terms in Article 9 below, for
                a period of no more than    **    and, following such   **
                period, TI shall have transferred technology to a foundry as set forth in Appendix C such that the foundry is able to provide foundry services for Ramtron. TI's obligations with respect to this foundry transfer are subject to the terms set forth in Article 9; OR

         7.2.5 By the Qualification Date, TI shall transfer technology to a foundry as set forth in Appendix C such that the foundry is able to provide foundry services for Ramtron, TI's obligations with respect to this foundry transfer are subject to the terms set forth in Article 9; OR

                                    Page-11

         7.2.6 At any time following the Notice Date, where TI has provided notice that it has elected one of the options described in Articles 7.2.2, 7.2.3, 7.2.4 or 7.2.5, TI may pay to Ramtron
                the        **        payment described in Article 7.2.1 and
                an additional sum of            **                  .

                        **                                              .

    7.3 TI shall have no obligation to provide any of the Additional Compensation described in Article 7.2 above and to deny access to any TI facility to any Ramtron employee if:

         7.3.1  Qualification is not achieved by      **            ; OR

         7.3.2 Ramtron terminates this Agreement for its convenience, as set forth in Article 11; OR

         7.3.3 Ramtron undergoes a change of control or is acquired by another company or other entity (acquisition by another company or entity of forty percent (40%) or more of the outstanding shares of stock or ownership interest then entitled to vote for the election of directors or managers is deemed to be a change of ownership/control under this Article); OR

         7.3.4 TI terminates this Agreement for Ramtron's breach, as set forth in Article 11; OR

         7.3.5 TI terminates this Agreement for its convenience, as set forth in Article 11, and chooses to forfeit its licenses to Ramtron IP; OR

         7.3.6 Ramtron elects to accept the technology as is and seek third party foundry services on its own, as set forth in Article 8.

         Except in the case of Article 7.3.5, TI's licenses to Ramtron IP shall continue in full force and effect, as specified in Article 5.

    7.4 In furtherance of the Statement of Work set forth in Appendix A and the resources set forth in Appendix B during the second six month period of this Agreement, TI shall pay Ramtron at the beginning of
         such six month period,                         **
                   **   .  Prior to the expiration of the second six month
         period, TI will evaluate development activity and the level of effort needed to complete the work referenced in Appendix A and may request that Ramtron have employees resident at TI for an additional period of time. In such event, the parties will negotiate the appropriate terms for such assistance, including additional payment amounts to Ramtron, if any.

                                    Page-12

    7.5 In consideration of the licenses provided herein, Ramtron shall perform the tasks specified in Appendix A and B within the periods specified in Appendix A and B.

    7.6 Payment terms for all payment obligations of TI under this Agreement shall be net thirty (30) days from the date of invoice by Ramtron, such invoice to issue on the date the payment obligation is due as specified in this Agreement. Payment may be via check or wire transfer.

    7.7                **                                .

    7.8 All taxes imposed as a result of the existence of this Agreement or the performance hereunder shall be paid by the party required to do so by applicable law; provided, however, that if so required by applicable law, TI (i) shall withhold the amount of any federal taxes levied by the United States government on the payment to be made by TI to Ramtron pursuant to this agreement; (ii) shall promptly effect payment thereof to the appropriate tax authorities of the United States government; and (iii) shall transmit to Ramtron official tax receipts or other evidence issued by said appropriate tax authorities sufficient to enable Ramtron to support a claim for the United States income tax credit in respect of any such taxes so withheld and paid.

8.  TERM

Unless earlier terminated as set forth below, this Agreement shall be effective as of the Effective Date stated above and shall continue in effect until Qualification is achieved and all ensuing obligations of the parties have been completed. However, this Agreement shall not continue after
December 31, 2007.  If Qualification is not achieved by         **         ,
then this Agreement shall terminate in any event.

On or after      **       , if Qualification has not been achieved, Ramtron
may elect to accept the technology as it exists at the time and the licenses provided hereunder become fully perfected. In such event, TI will transfer technology to Ramtron or a foundry as set forth in Appendix D, TI shall have no obligation to provide Additional Compensation to Ramtron and TI may deny access to any TI facility to any Ramtron employee.

9.  FOUNDRY SERVICES

If TI elects the options set forth in Article 7.2.2, 7.2.3, or 7.2.4 above, then the following conditions shall apply.

                                    Page-13

    9.1  Where TI provides foundry services for Ramtron, TI will sell the
         wafers to Ramtron                     **
            **     .  TI is not obligated to provide tested wafers, but if it does produce tested wafers, Ramtron will pay a test cost.  Production
         will be limited to a maximum of   **    wafers per month (8 inch
         equivalent) in the first six months,   **   wafers per month in the
         second six months and    **  wafers per month in the second year (if
         TI elects the option set forth in Article 7.2.2).  TI will start
         Ramtron Product wafers upon completion of Qualification on TI's   **
         technology. TI will be running Ramtron's masks and TI's only responsibility is to start wafers for Ramtron. TI does not guarantee yields and resolution of yield problems will be Ramtron's responsibility.

    9.2 Where TI helps to obtain third party foundry services for Ramtron, then the foundry to be used will be determined by TI. TI will assist Ramtron in negotiating favorable terms with the selected foundry, TI will assist in transferring to the selected foundry the jointly developed process, and, except as specifically provided herein, TI will transfer technology to the selected foundry as described in Appendix C. TI's obligations shall end on the completion of the transfer of technology to the selected foundry as specified in Appendix C or Appendix D, as applicable. Once the technology is transferred, TI has no liability for the failure of the selected foundry to produce wafers for Ramtron or for any quality problems with such wafers.

Where TI is providing foundry services to Ramtron, TI shall not be in breach of this Agreement if, during the applicable period in which TI is available to provide foundry services, Ramtron does not request wafers from TI.

10.  CONFIDENTIAL INFORMATION

     10.1 A party receiving Confidential Information under this Agreement shall use the same degree of care as it uses to protect its own confidential information of like importance to limit disclosure of the other party's Confidential Information to its employees with a need to know the information for the purposes of this Agreement, to avoid disclosure of the Confidential Information to any third party and to limit use of the other party's Confidential Information to the purposes of this Agreement.

     10.2 The Agreement imposes no obligations upon a party receiving Confidential Information which:

                                    Page-14

           10.2.1 Was known to the receiving party without a duty of confidentiality prior to its receipt from the disclosing party;

           10.2.2 Is or becomes a matter of public knowledge through no fault of the receiving party;

           10.2.3 Is rightfully received by the receiving party from a third party without duty of confidentiality;

           10.2.4 Was previously independently developed by the receiving party.

     10.3 Ramtron employees who are located on TI's premises during the term of this Agreement will be exposed to information that is confidential to TI and which relates to topics other than FRAM development. Such information may or may not be marked and designated as described in this Agreement. Such employees will be required to sign an individual nondisclosure agreement relating to such general TI confidential information which will require that they not disclose the information to other Ramtron employees. Ramtron agrees that it shall not cause its employees to violate the terms of such individual nondisclosure agreements and that it shall not accept TI confidential information which does not relate to this Agreement. If Ramtron receives TI confidential information which does not relate to this Agreement, it shall immediately notify TI of such receipt and return such information to TI and provide certification that all such information has been returned or destroyed.

     10.4 The obligations of this Article 10 shall survive the expiration or termination of this Agreement, except that the obligations in
           Article 10.1 shall survive for a period of five years from the receipt of the Confidential Information.

     10.5 Confidential Information received from Ramtron may be disseminated within TI without breaching this Agreement or the confidentiality provisions of this Article 10, provided, however, that such information is still held confidential by TI.

11.  SUSPENSION AND TERMINATION OF THE AGREEMENT

     11.1 Termination for Cause. Either party shall have the right to terminate this Agreement by written notice if:

           11.1.1 The other party is in breach of a material obligation of this Agreement and such breach has not been cured within sixty (60) days of receipt of written notice of such breach from the nonbreaching party;

                                    Page-15

           11.1.2 The other party becomes involved in any voluntary or involuntary bankruptcy proceeding or other insolvency petition or proceeding for the benefit of its creditors and such petition or proceeding is not dismissed within sixty
                   (60) days after it was filed; or

           11.1.3 The other party ceases to be actively engaged in business for a period of thirty (30) days.

     11.2 Termination for Convenience. Either party may terminate this Agreement for its convenience upon forty-five (45) days' written notice to the other party.

     11.3  Effects of Termination.

           11.3.1 If Ramtron terminates this Agreement for its convenience, or if TI terminates for cause, TI will receive the licenses set forth above to Ramtron IP without obligation to provide Additional Compensation and Ramtron will not receive any licenses to TI IP.

           11.3.2 If TI terminates this Agreement for its convenience or Ramtron terminates for cause, then Ramtron will receive the licenses set forth above to TI IP and TI may, at its option, retain its licenses in Ramtron IP by promptly paying the amount set forth in Article 7.2.1 or 7.2.6, as applicable, and any amounts remaining due under Article
                   7.4. If TI does not pay such amounts within thirty (30) days of notification of termination, then the licenses granted to TI hereunder shall terminate.

     11.4 Those provisions which, by their nature, would survive beyond termination or expiration of this Agreement shall survive.

     11.5 Suspension of the Agreement: Either party ("Suspending Party") may suspend the Agreement for no more than two years from the Suspension Date if the Suspending Party gives the other Party written notice at least thirty days (30 days) before the Agreement is to be suspended ("Suspension Date").

           11.5.1 All licenses shall remain in full force and effect during the period in which the Agreement is suspended ("Suspension Period");

                                    Page-16

           11.5.2 If the Suspending Party has not reinitiated the program, by providing notice to the other Party of such intention to reinitiate work under the Agreement and starting such work pursuant the Statement of Work with the staffing levels specified in Appendix B, prior to the expiration of the two year period, the Suspending Party shall be deemed to have terminated the Agreement for convenience with the effects of such termination being defined by Article 11.3.1 (if Ramtron is the Suspending Party) and 11.3.2 (if TI is the Suspending Party); and

           11.5.3  If the Suspending Party reinitiates the program pursuant
                   Article 11.5.2, the Suspending Party shall retain its license to the other Party's IP if:

                   11.5.3.1 in the case where TI is the Suspending Party, TI fulfills Articles 7.1, 7.2 and 7.4 or TI pays
                             Ramtron           **                   before
                             the expiration of the two year period in addition to any money owed to Ramtron under Articles 7.1 and 7.4;

                   11.5.3.2 in the case where Ramtron is the Suspending Party, Ramtron fulfills Article 7.5.

           11.5.4 If TI is the Suspending party, Ramtron may elect, at any time during the Suspension Period, to accept the technology as it exists at the time, in which case, TI will transfer technology to Ramtron or a foundry as set forth in Appendix
                   D.  In this event, TI shall retain its license to Ramtron
                   IP by paying               **                 to Ramtron,
                   in addition to any money owed to Ramtron under Articles 7.2 and 7.4, before the expiration of the two year period from the Suspension Date.

           11.5.5  If either Party suspends the Agreement as set forth in this
                   Article 11.5, all dates specified in the Agreement that have not passed prior to the Suspension Date will be extended for the duration of the Suspension Period unless the Parties mutually agree not to extend such dates.

12.  WARRANTIES AND REPRESENTATIONS

     12.1 Each party represents to the other that, to the best of its knowledge, it has the full right and authority to enter into this Agreement and to grant the licenses granted hereunder, and that the execution, delivery and performance of this Agreement will not conflict with or result in the breach of any other agreement to which it is a party.

                                    Page-17

     12.2 Each party represents that it has or will have, prior to commencement of work under this Agreement, valid and sufficient arrangements and agreements with its employees such that ownership of any inventions or work related to this Agreement vests in the employing company.

     12.3 EXCEPT AS SPECIFICALLY PROVIDED ABOVE, THE PARTIES MAKE NO OTHER WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AND SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13.  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, REGARDLESS OF THE CAUSE OF ACTION AND EVEN IF THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.  GENERAL

     14.1 Independent Contractors. The relationship of the parties hereto is that of independent contractors, and neither party is an employee, agent, partner or joint venture of the other. An employee of one party shall not be considered, for any purpose, an employee of the other party. To the extent this Agreement involves work by one party on the premises of the other party, each party shall instruct and require its respective visiting employees to observe and obey all rules, policies and procedures in effect at the facilities of the other party.

     14.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflict of laws provisions.

     14.3 Publicity. Initial publicity regarding the subject matter of this Agreement shall be jointly agreed, planned and coordinated by the parties. Neither party shall publicize or disclose the terms of this Agreement without the prior written consent of the other party, except as necessary to establish its rights under this Agreement or as may be required by law.

     14.4 Notices. Any notice required or permitted by this Agreement will be in writing and will be sent by prepaid, registered or certified mail, return receipt requested, or by facsimile with confirmation of receipt, addressed to the other party at the address shown below.

                                    Page-18

           For TI:                        For Ramtron:
           7839 Churchill Way             Greg B. Jones, President
           Post Office Box 655474         1850 Ramtron Dr.
           Mail Station 3999              Colorado Springs, Colorado  80921
           Dallas, TX  75265
           Attn:  General Patent Counsel  Copy to:
           FAX:  (972) 917-4406           Benitez Profession Corporation
                                          Attorneys
                                          1776 Lincoln St., Suite 1300
                                          Denver, Colorado  80203

     14.5 Export Control. Each party understands and acknowledges that it is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technology to certain countries. Any and all obligation of each party to provide technology and technical assistance shall be subject in all respects to such U.S. laws and regulations as shall govern the license and delivery or technology abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Commerce Department Bureau of Export Administration. Each party warrants that it will comply with the Export Administration Regulations or other United States laws and regulations in effect from time to time.

     14.6 Force Majeure. Nonperformance by either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, injunction, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of the non-performing party.

     14.7 Non-Assignment. Except as specifically set forth herein, neither party may transfer or assign its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. Any proposed assignment not permitted hereunder shall be void.

     14.8 No Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, will in no way be construed to be a waiver of such provisions, nor in any way affect the ability of either party to enforce such provisions thereafter.

                                    Page-19

     14.9 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and merges all prior discussion between them. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless set forth in writing signed by authorized representatives of both parties.

    14.10 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

    14.11 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

    14.12 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

    14.13 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

    14.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    14.15 Facsimile Transmissions. Transmittal via facsimile of a copy of this Agreement, or any corollary agreements, notices, addenda and/or amendments pertaining to this Agreement, which have been signed by either or both parties, shall be deemed admissible and conclusive evidence of a party's intention to be bound to, and that party's approval of, the terms and conditions of such signed agreement. Subsequent to delivery via facsimile transmission, each party agrees to deliver to the other party an originally signed counterpart of any such instrument, which had been initially delivered via facsimile transmission.

                                    Page-20

Duly authorized representatives of the parties have executed this Agreement as of the date first set forth above.

TEXAS INSTRUMENTS INCORPORATED           RAMTRON

By: /S/ Richard K. Templeton             By:  /S/ Greg Jones
   ---------------------------           --------------------------

Name:  Richard K. Templeton              Name:  Greg Jones

Title:  Executive Vice President         Title:  President, Technology Group
        Chief Operating Officer

Date: August 15, 2001                    Date: August 11, 2001


LIST OF APPENDICES:

APPENDIX A -- Statement of Work
APPENDIX B -- Resource Plan
APPENDIX C -- Foundry Transfer List for Relief of Additional Compensation APPENDIX D -- Foundry Transfer List
APPENDIX E -- TI Patents

                                    Page-21

                                  APPENDIX A

                               Statement of Work
                    TI-RAMTRON JOINT DEVELOPMENT PROGRAM
                         FOR EMBEDDED FRAM TECHNOLOGY

                             TI Contact:     **


                        Ramtron Contact:     **


                              Table of Contents

           Section       Description                        Page #
           -------       -----------------------------      ------
            1.0          Program Goals                        2
            2.0          Program Technical Overview           2
            3.0          Program Timing and Milestones        6
            4.0          Program Deliverables                 8


                            Executive Summary

Low-voltage, non-volatile ferroelectric random-access memory (FRAM) embedded within conventional silicon integrated circuits has the potential to be a high-performance, low-cost alternative to conventional memory technology. To create, evaluate and demonstrate FRAM technology in an efficient manner and to take full advantage of the synergy associated with combining complementary development teams, Texas Instruments and Ramtron International Corporation will join forces in a joint-development program. The program goal is to develop and demonstrate a manufacturing-compatible ferroelectric module
              **                .

1.0  Program Goals and Key Milestones

The goal of the TI/Ramtron joint development program is the production qualification of an FRAM module embedded within TI's advanced logic process. A PZT-based capacitor will be used for the storage elements. The performance and structural goals include:

-    **
-    **
-    **
-    **
-    **
-    **
-    **
-    **

                                    Page-22

2.0  Technical Overview and Background

TI and Ramtron shall work together to develop a manufacturing-worthy ferroelectric module within an advanced logic process with a minimum of added masks. This joint effort leverages TI's experience with low-voltage, small-area ferroelectric capacitor fabrication and Ramtron's expertise in FRAM manufacturing, design, and materials technology.

     2.1  Company Backgrounds

          2.1.a.  Texas Instruments

                  In January 1999, Texas Instruments and       **
                     **      joined forces in a cooperative development
                  effort to demonstrate the feasibility of scaled
                  ferroelectric memory technology      **    .  This joint
                  program resulted in the fabrication of submicron
                  ferroelectric capacitor arrays within the      **
                       **   .  In May 1999,            **
                                         **                .  TI     **
                     **    continued development      **        of scaled
                  FRAM technology and produced both short flow and full flow test masks. To accelerate the development of a core FRAM
                  tool set, TI     **      also entered into a joint-
                  development agreement with             **
                                  **.

                  As part of the joint development program with      **
                      **   , TI's Kilby cleanroom facility is currently
                  running                        **
                                     **             .  TI            **
                        **    are in the process of installing the core FRAM
                  module equipment set                     **
                                **  within the Kilby Fab.  TI has set in place
                  numerous safeguards               **
                                                **                       in
                  a state-of-the-art CMOS fabrication line.          **
                           **    shall perform both parametric and functional
                  test on these wafers as part of this existing program that
                  extends through   **       .

          2.1.b.  Ramtron International Corporation

                  Ramtron International Corp. has been engaged in ferroelectric memory technology since its inception in 1984 through in-house R&D programs and with development partners. Commercialization of the technology through productization has always been the intent of the company. Commercial product offerings began in 1992 with a 4K FRAM and have evolved to the present day 256K along with embedded and logic families of IC's. Ramtron's manufacturing model has evolved from in-house fabrication to a fabless business model with turnkey offshore activities extending from order entry through customer drop-ship.

                                    Page-23

                  Ramtron has utilized a cooperative approach to commercialization based on the requirement for industry standard manufacturing and reliability models. The various joint development programs have included product design, fabrication equipment availability, raw materials availability, manufacturing, measurement standards and technology roadmaps, among others. The numerous joint development partners include Rohm, Seiko, Epson, Hitachi, Asahi, Kasei, Toshiba, Fujitsu, Samsung, Infineon, Applied Materials, ATMI, Ulvac, Tegal, Mitsubishi Materials, MRC, Johnson Matthey, Hyundai, Matsushita, Motorola, NIST and Raytheon. The program outlined in this document is one that will leverage the accumulated data base and knowledge derived from the mentioned programs to the extent to which such items can be introduced without restriction.

     2.2  Ferroelectric Capacitor Module

          A schematic cross-section for FRAM technology embedded with CMOS is displayed in Figure 1. The JDP goal is the production qualification of a ferroelectric capacitor module embedded within TI's logic process. To meet this goal, numerous process and integration advancements, unknown in detail at this time, will be required. In this section, we will describe, for illustration purposes, one possible process flow for this demonstration. This process flow has been developed by Texas Instruments prior to discussion with Ramtron International Corporation.

          **                  .


                                  **




                      Figure 1: Schematic cross-section of embedded
                               ferroelectric RAM.

          **                  .

          **                  .

          **                  .

                                    Page-24

                                  **


                    Table 1:           **

          **                  .


3.0  Program Timing, Tasks, and Milestones

The estimated program learning cycle timing for production         **
              **           is shown in Figure 2.  By the end of the first
learning cycle,                       **                           .
In the second learning cycle,                   **
                          **                              .  The goal of
the third learning cycle is                     **
                  **        .              **    in the fourth learning
cycle and                      **                                in the
fifth learning cycle.  The sixth learning cycle is used            **
             **       .

**                  .

**                  .


                                 **


             Figure 2.  Estimate program learning cycles for embedded
           FRAM production               **                  .

Based upon the Gantt chart displayed in Figure 2, the following major program
milestones are tabulated in Table 2.     **     will be determined as part
of the existing            **            . The                **
   **   will be used to evaluate and down select design options.     **
     **    will be understood     **     and this learning transferred to
the other notes.

Date                     Milestone                    Comment
-----------              ----------------------       -----------------

  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **

                                    Page-25

             Table 2.  Key Technical Milestones for qualification of
                           embedded FRAM technology.

In addition to the major program milestones shown in Table 2, we have also identified milestones for the initial 12 months of the TI/Ramtron joint development program. For the first six month interval, Ramtron engineers assigned to the TI/Ramtron Joint-Development Program will complete the tasks shown in Table 3.

Area-TI                  Area-Ramtron               Description
------------------       --------------------       -------------------

  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **

                Table 3.  Proposed task list for the firs
                      6 months of TI/Ramtron program.

The proposed milestones for the initial 12 month period are displayed in Table 4. The specific milestone dates will be adjusted for the actual program start date. Milestones for the second sixth month period will be updated and modified at the end of the first 6 month period.

                                    Page-26

Date                     Milestone                    Comment
-----------              ----------------------       -----------------

  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **
  **                       **                           **

                Table 4.  Key Technical Milestones for the first
                  two 6 month intervals of TI-Ramtron FRAM JDP

In parallel with the TI -Ramtron effort, TI       **        will also
be completing                    **          ,  which includes    **
                     **                              .            **
          **         , TI will share this data with Ramtron to accelerate
development learning.  The major remaining milestones for the   **
program are shown in Table 4.

Date                     Milestone                    Comment
-----------              ----------------------       -----------------

  **                       **                           **
  **                       **                           **
  **                       **                           **

                   Table 5.  Remaining high-level milestones
                           for     **

4.0  Program Deliverables:

Within this program, TI and Ramtron will design, fabricate, and test   **
    **             .  All program deliverables will remain the property
of Texas Instruments.  The program deliverables include:

-   **
-   **
-   **
-   **
-   **
-   **
-   **
-   Information will be shared in requested electronic format, if practical

                                    Page-27

                                  APPENDIX B

                                RESOURCE PLANS

Program Organization:

Ramtron staff will be assigned to Texas Instruments and based in Dallas, TX. Some Ramtron staff may remain in Colorado Springs if the program depending upon how the program is best served. The TI and Ramtron teams shall decide development issues in an open, cooperative manner.

Program Support:

By evaluating the process flow and tools needs, we have estimated the support levels needed from Ramtron to qualify an embedded FRAM memory module.

Ramtron will provide the following program support including, but not limited to:

-      **   engineers assigned full time to the TI/Ramtron program, for such term as TI shall specify, but for no less than two six-month periods. Following the expiration of the second six-month term, TI may, at its option, request continued assignment of Ramtron engineers for additional terms of six months each

- Documentation (electronic or hardcopy) from previous FRAM development programs

-  Access to equipment in Colorado Springs

-  Access to existing databases

-           **

TI will provide Ramtron-assignees the following:

-  Office areas as needed
-  Telecommunications - phone and data

Program Personnel:

Ramtron engineers assigned to TI-Dallas will be in residence in Dallas for 3 out of every 4 weeks and will start their assignment once the agreement has been finalized or upon mutual agreement of both parties. The Ramtron Engineer in Colorado will support the program on a part-time basis with occasional trips to TI-Dallas. All information and work by the Ramtron Engineers working on the TI-Ramtron is subject to the terms of the Agreement The number of Ramtron assignees and their focus areas may change depending upon program needs and by mutual agreement of the program managers.

                                    Page-28

Description           TI Lead        Ramtron         Ramtron       Comment
                                     Engineers in    Engineer in
                                     Dallas          Colorado
-------------------   ------------   -------------   ------------  -------

Program Mgr              **              **             **            **
Design                   **              **             **            **
Process/Integration      **              **             **            **
Product Engineering      **              **             **            **
Reliability              **              **             **            **
Packaging                **              **             **            **

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                                  APPENDIX C
                FOUNDRY TRANSFER FOR RELIEF OF ADDITIONAL PAYMENT

1.  Equipment List
2.  Process recipes for FRAM Module
3.  Process flow
4.             **           of engineering support
5.             **           of additional engineering support and
    interaction until process qualifies at the selected foundry.

                                    Page-30
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                                  APPENDIX D
                             FOUNDRY TRANSFER LIST B

            (For circumstances in which transfer to foundry
                is optional as provided in the Agreement.)


1.  Equipment List
2.  Process recipes for FRAM Module
3.  Process flow
4.      **     of engineering support


                                    Page-31
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                                  APPENDIX E

                                  TI PATENTS


Issued Patents (given as U.S. Patents Numbers)

5,508,953   5,811,851   5,781,404   5,656,852   5,612,574   6,150,183
5,840,615   5,554,866   5,471,364   5,489,548   5,520,992   6,171,970B1
5,851,896   5,554,564   5,622,893   5,626,906   5,776,788   6,090,697
5,679,980   5,665,628   5,729,054   5,972,722   6,211,034   6,238,932
5,504,041   5,585,300   5,696,018   5,589,284   6,153,490   6,211,035B1

Pending Patent Applications

           Identification Number     Serial No./Application No.
           ---------------------     --------------------------

                  **                       **
                  **                       **
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                  **                       **
                  **                       **
                  **                       **

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Patent Disclosures not filed with USPTO

Identification No.       Title                         Investor(s)
------------------       ----------------------        ----------------

    **                    **                            **
    **                    **                            **
    **                    **                            **
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